Exhibit 23.2

PARKS, TSCHOPP,
WHITCOMB
& ORR,
P.A.
Certified Public Accountants






The Board of Directors
Access Power, Inc.:

We consent to the use of our report  dated  March 13,  2001 in the  Registration
Statement on Form SB-2 and related Prospectus of Access Power, Inc. for the registration of 261,752,562 shares of its common stock and to the reference to our firm under the heading "Experts" therein.

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

/s/ Parks, Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
June 18, 2001